UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2021

JMP Group LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36802 (Commission File Number)	47-1632931 (IRS Employer Identification No.)
600 Montgomery Street, Suite 1100
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

(415) 835-8900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares representing limited liability company interests in JMP Group LLC	JMP	New York Stock Exchange
JMP Group Inc. 7.25% Senior Notes due 2027	JMPNL	The Nasdaq Global Market
JMP Group LLC 6.875% Senior Notes due 2029	JMPNZ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 8, 2021, JMP Group LLC, a Delaware limited liability company (“JMP”, or the “Company”), Citizens Financial Group, Inc., a Delaware corporation (“Citizens”), and Jolt Acquisition LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Citizens (“Merger Subsidiary”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the Merger Agreement, Merger Subsidiary will merge with and into JMP, whereupon the separate existence of Merger Subsidiary will cease, and the Company will be the surviving corporation as a direct wholly owned subsidiary of Citizens (the “Merger”).

Pursuant to the Merger Agreement, each outstanding common share of JMP will be converted into the right to receive cash consideration of $7.50 (the “Merger Consideration”), or approximately $149 million in cash. The transaction is targeted to close in the fourth quarter of 2021, subject to approval by the shareholders of JMP, receipt of required regulatory approvals, and satisfaction of other customary closing conditions.

At the Effective Time, as defined in the Merger Agreement, each outstanding option to purchase JMP common shares under JMP’s Equity Incentive Plan (the “Stock Plan”), whether vested or unvested, shall be converted into an option to purchase a number of shares of common stock of Citizens, equal to the product (rounded down to the nearest whole number) of the total number of common shares subject to such option immediately prior to the Effective Time, multiplied by the per share Merger Consideration divided by the volume weighted average of the closing sale prices per share of Citizens common stock on the New York Stock Exchange on each of the five full consecutive trading days ending on and including the third business day prior to the closing date of the Merger (the “Equity Award Exchange Ratio”). The exercise price per share (rounded up to the nearest whole cent) shall be equal to the exercise price per share of the common shares subject to such JMP option immediately prior to the Effective Time, divided by the Equity Award Exchange Ratio. At the Effective Time, each JMP restricted stock unit (“RSU”) under the Stock Plan shall be converted into an RSU award representing the right to receive the number of denominated shares of Citizens common stock equal to the product (rounded down to the nearest whole number) of the total number of common shares subject to such JMP RSU award immediately prior to the Effective Time multiplied by the Equity Award Exchange Ratio.

The Merger Agreement contains customary representations, warranties and covenants, including, among other things, covenants that, subject to certain exceptions: (i) JMP will conduct its business in the ordinary course consistent with past practice until the effective time of the Merger, (ii) Citizens, JMP and Merger Subsidiary will each use its reasonable best efforts to consummate the Merger and the other transactions contemplated by the Merger Agreement, (iii) JMP will not solicit, initiate, encourage or otherwise facilitate the submission of any alternative acquisition proposal or enter into or participate in discussions or negotiations regarding, or provide any non-public information regarding JMP in connection with, alternative acquisition proposals; (iv) JMP will call and hold a meeting of its shareholders to consider and vote upon the adoption of the Merger Agreement, and (v) the JMP Board of Directors will recommend the adoption of the Merger Agreement by its shareholders. Under the terms of the Merger Agreement, JMP may be permitted to declare a special cash dividend to its shareholders prior to closing in an amount up to $5,000,000 in the aggregate but only if JMP realizes a targeted valuation with respect to certain marketable securities owned by JMP.

Consummation of the Merger is subject to various conditions, including: (i) adoption of the Merger Agreement by JMP’s shareholders in accordance with Delaware law and the JMP LLC Agreement, (ii) the absence of any applicable law that prohibits, makes the Merger illegal or enjoins the consummation of the Merger, (iii) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act relating to the Merger having expired or been terminated and (iv) certain other regulatory approvals, including the Financial Industry Regulatory Authority, having been obtained as required by applicable law. Each party’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement and (iii) absence of any developments subsequent to the date of the Merger Agreement that would have a material adverse effect on JMP.

The Merger Agreement, in addition to providing that the parties can mutually agree to terminate the Merger Agreement, contains certain termination rights for JMP and Citizens, as the case may be, including upon: (1) March 8, 2022, if the Merger has not been completed by that time; (2) the approval of any governmental authority required for consummation of the Merger is denied; (3) failure of JMP’s shareholders to approve the Merger; (4) a breach by the other party that cannot be cured by thirty days after written notice thereof is given if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; (5) a material breach of the no shop provision of the Merger Agreement; (6) the occurrence of a Change of Recommendation (as defined in the Merger Agreement); (7) failure by the JMP board of directors to publicly confirm its board recommendation within five business days of a written request, made prior to JMP stockholder approval, by Citizens; (8) the board of directors of JMP recommending that shareholders tender their shares in a tender offer by another party, or fails to recommend against such tender offer; or (9) the board of directors of JMP authorizing JMP, subject to complying with the terms of the Merger Agreement, including providing the required notice to Citizens, to enter into a written agreement concerning a Superior Proposal (as defined in the Merger Agreement).  Upon termination of the Merger Agreement under specified circumstances, JMP may be required to pay Citizens a termination fee of 4.0% of the total Merger Consideration.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference into this report.  The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants of each party as set forth in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications and exceptions agreed upon or to be agreed upon by the parties (including being qualified by confidential disclosures), and may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, investors should read the Merger Agreement together with the other information concerning Citizens and JMP that each company publicly files in reports and statements with the SEC.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
2.1†
Agreement and Plan of Merger by and among Citizens Financial Group, Inc., Jolt Acquisition LLC and the Registrant, dated as of September 8, 2021.
† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and 601(b)(2). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

Statements in this filing that relate to the future plans, events, expectations, performance, objectives and the like of JMP Group LLC (“JMP”) and Citizens Financial Group, Inc. (“Citizens”), may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements.

The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain shareholder approval and adoption of the merger agreement and approval of the merger or the failure to satisfy other conditions to completion of the merger, including required regulatory and other approvals; (3) the failure of the transaction to close for any other reason; (4) the possibility that the integration of JMP’s business and operations with those of Citizens may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to JMP’s or Citizens’s existing businesses; (5) the challenges of integrating and retaining key employees; (6) the effect of the announcement of the transaction on Citizens’s, JMP’s or the combined company’s respective business relationships, operating results and business generally; (7) JMP may not be permitted to issue a special dividend to its shareholders prior to closing or the permitted dividend may be substantially less than $5,000,000; (8) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (9) diversion of management’s attention from ongoing business operations and opportunities; (10) general competitive, economic, political and market conditions and fluctuations; (11) actions taken or conditions imposed by the United States and foreign governments; (12) adverse outcomes of pending or threatened litigation or government investigations; (13) the impact of competition in the industries and in the specific markets in which Citizens and JMP, respectively, operate; and (14) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement to be mailed to JMP’s shareholders and in Citizens’s and JMP’s respective filings with the U.S. Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the section entitled “Risk Factors” in JMP’s Form 10-K for the fiscal year ended December 31, 2020.  Readers are strongly urged to read the full cautionary statements contained in those materials.  We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Important Information for Investors and Shareholders
This communication may be deemed to be solicitation material in respect of the proposed acquisition of JMP by Citizens. In connection with the proposed transaction, JMP intends to file relevant materials with the SEC, including JMP’s proxy statement on Schedule 14A. JMP SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING JMP’S PROXY STATEMENT WHEN IT IS AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders will be able to obtain the documents free of charge on the SEC’s website at www.sec.gov, and JMP shareholders will receive information at an appropriate time on how to obtain documents free of charge from JMP that are not currently available.

Participants in the Solicitation

JMP Group LLC and its directors and officers may be deemed participants in the solicitation of proxies of JMP’s shareholders in connection with the proposed transaction. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of JMP’s executive officers and directors in the solicitation by reading JMP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the proxy statement and other relevant materials filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of JMP’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP LLC

Date: September 10, 2021	By:	/s/ Walter Conroy
Walter Conroy
Chief Legal Officer